Exhibit 10.1

U.S. Notice of Terms
Supplemental Cash-Based Award
To:        Brian J. West
BEMSID:    «BEMS_ID»
Grant Date:    «Hire Date»
The Boeing Company (the “Company”) has awarded you a Supplemental Cash-Based Award (the “Award”) pursuant to The Boeing Company 2003 Incentive Stock Plan, as amended and restated from time to time (the “Plan”), and the provisions contained herein (the “Notice”). Capitalized terms not otherwise defined in this Notice shall have the meaning ascribed to them in the Plan. Your Award is subject to the terms of the Plan. If there is any inconsistency between the terms of this Notice and the terms of the Plan, the Plan’s terms shall control. You are required to accept and acknowledge the terms and conditions of the Award, through the mechanism and procedures determined by the Company, as a condition to receiving the Award. The terms and conditions of the Award are as follows:
1.    Cash-Based Award. Your Award is valued at $750,000 and is subject to the terms of the Plan. If there is any inconsistency between the terms of this Notice and the terms of the Plan, the Plan’s terms will control.
2.    Payment of Cash-Based Award. Your Award will be paid as soon as reasonably possible, but not later than 30 days, after the Grant Date. The Company will deduct from the distribution of your Award any withholding or other taxes required by law and may deduct any amounts due from you to the Company or to any Related Company.
3.    Repayment of Cash-Based Award. In the event your employment is terminated prior to the second anniversary of receipt of payment of the Award by reason of your voluntary termination of employment with the Company for any reason, or your termination by the Company for cause, you will be required to promptly repay the full amount of the Award to the Company.
4.    Transferability. The Award is not transferable except by will or by laws of descent and distribution. You may designate a beneficiary to receive your Award in the event of your death.
5.    Clawback and Forfeiture Policy.
5.1 This Award is subject to the Clawback Policy adopted by the Company’s Board of Directors, as amended from time to time (the “Policy”). The Policy provides (among other things) that an Award may be subject to clawback and forfeiture (meaning that the Award or proceeds thereof must be promptly returned to the Company if already distributed, or that you will lose your entitlement to an Award if it has not yet been distributed) in the discretion of the Committee, if the Committee determines that you have (i) violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law, or regulation that has compromised the safety of any of the Company’s products or services and has, or reasonably could be expected to have, a material adverse impact on the Company, the Company’s customers or the public; or (ii) engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom you had direct supervisory responsibility.
5.2 In addition, subject to applicable law, or except as may be otherwise provided in the Addendum, this Award is subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of receipt of payment of the Award: you (i) plead or admit to, are convicted of, or are otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (ii) directly or indirectly engage in competition with any aspect of Company business with which you were involved or about which you gained Company proprietary or confidential information; (iii) induce or attempt to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party; (iv) disparage or defame the Company or its products or current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (v) take, misappropriate, use or disclose Company proprietary or confidential information. Clawback can, if possible and where permitted by local law, be made by deducting payments that will become due in future (including salary, bonuses, or share awards). Your acceptance of this Award shall constitute your acknowledgement and recognition that your compliance with this Section 5 is a condition for your receipt of this Award. For purposes of this Section 5, the Company shall include the Company and all Related Companies.
5.3 Nothing in this Section 5 will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

6.    Miscellaneous.
6.1 No Right to Continued Employment or Service. This Notice shall not confer upon you any right to continuation of employment by the Company or any Related Company nor shall this Notice interfere in any way with the Company’s or any Related Company’s right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company or a Related Company.
6.2 Discretionary Nature of Plan; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Award under the Plan is a one-time benefit and does not create any contractual or other right to receive other awards or benefits in lieu of awards in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award and the vesting provisions.
6.3 Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
6.4 Section 409A. This Award is intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code and the regulations and guidance issued thereunder (“Section 409A”), and shall be interpreted and construed consistently with such intent. If you are a Specified Employee (as defined by the Company for purposes of Section 409A) upon your separation from service (as defined under Section 409A), any payments that are subject to the requirements of Section 409A and payable upon such separation from service from shall be delayed until six months after the date of the separation from service, to the extent required under Section 409A.
6.5 Requirements of Law. The Award and payment thereof shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
6.6 Addendum to Notice. Notwithstanding any provisions of this Notice to the contrary, the Award shall be subject to such special terms and conditions for the state in which you reside as the Company may determine in its sole discretion and which shall be set forth in an addendum to these terms and conditions (the “Addendum”). In all circumstances, the Addendum shall constitute part of this Notice.
6.7 Governing Law. All questions concerning the construction, validity and interpretation of this notice and the Plan shall be governed and construed according to the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof, except as may be expressly required by other applicable law or as may be otherwise provided in the Addendum. Any disputes regarding this Award or the Plan shall be brought only in the state or federal courts of the State of Delaware, except as may be expressly required by other applicable law or as may be otherwise provided in the Addendum.
6.8 Agreement to Terms of Plan, Notice and Addendum. By accepting this Award, you acknowledge that you have read and understand this Notice, the Addendum to this Notice, and the Plan, and you specifically accept and agree to the provisions contained therein.

Addendum to U.S. Notice of Terms
Supplemental Cash-Based Award

The following provisions shall modify Section 5 of the Notice for employees who reside in or are otherwise subject to the laws of California:
Clause (ii) of Section 5.2 shall not apply.
To the extent expressly required by the laws of the State of California, all questions concerning the construction, validity, and interpretation of Section 5 shall be governed and construed according to the laws of the State of California, without regard to the application of the conflicts of laws provisions thereof.
The following provisions shall modify Section 5 of the Notice for employees who reside in or are otherwise subject to the laws of Colorado or Massachusetts:
Clause (ii) of Section 5.2 shall not apply.
The following provisions shall modify Section 5.2 of the Notice for employees who reside in or are otherwise subject to the laws of South Carolina:
For purposes of this Section 5.2, “engage in competition” shall mean providing services to a competitor of the Company (whether as an employee, independent contractor, consulting, officer, or director) that are the same or similar in function or purpose to the services you provided to the Company during the two years prior to your termination of employment with the Company and with respect to which you gained Company proprietary or confidential information, in the State of South Carolina or any state or territory within the United States in which the Company conducts substantial business.
The following shall replace Section 5.2 of the Notice for employees who reside in or are otherwise subject to the laws of Washington:
In addition, this Award is subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, during the Restricted Period: you (i) plead or admit to, are convicted of, or are otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (ii) directly or indirectly Engage in Competition; (iii) induce or attempt to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party; (iv) disparage or defame the Company or its products or current or former employees provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (v) take, misappropriate, use, or disclose Company proprietary or confidential information. Clawback can, if possible and where permitted by local law, be made by deducting payments that will become due in future (including salary, bonuses, or share awards). Your acceptance of this Award shall constitute your acknowledgement and recognition that your compliance with this Section 5 is a condition for your receipt of this Award. For purposes of this Section 5, the Company shall include the Company and all Related Companies.
For purposes of this Section 5.2, “Restricted Period” shall mean, with respect to clauses (i), (iii), (iv), and (v) above, the period commencing on the date of the Award and ending on the second anniversary of receipt of payment of the Award, and with respect to clause (ii) above, the period commencing on the date of the Award and ending eighteen months after receipt of payment of the Award. Notwithstanding anything herein to the contrary, clause (ii) shall not apply to you (x) following any termination of your employment by reason of layoff, or (y) during any year if you had annualized W-2 total earnings from the Company of $100,000 (or such dollar amount following adjustment for inflation as required by applicable Washington law) or less during the prior year, determined in accordance with applicable Washington law. For purposes of this Section 5.2, “Engage in Competition” shall mean providing services to a competitor of the Company (whether as an employee, independent contractor, consulting, officer, or director) that are the same or similar in function or purpose to the services you provided to the Company during the two years prior to your termination of employment with the Company and with respect to which you gained Company proprietary or confidential information, in the State of Washington or any state or territory within the United States in which the Company conducts substantial business.
All questions concerning the construction, validity, and interpretation of clause (ii) above shall be governed and construed according to the laws of the State of Washington, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the construction, validity and interpretation of clause (ii) above shall be brought only in the state or federal courts of the State of Washington.

Acknowledgement and Acceptance:
I acknowledge that I have read and understand this Notice, the Addendum to this Notice, and the Plan, and I accept and agree to the provisions contained therein.

Name:        ______________________________________________

Signature:    ______________________________________________

Date:        ______________________________________________